UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 7, 2009

ITRONICS INC.

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                                         Texas                                   33-18582                              75-2198369

                          (State or other jurisdiction               (Commission File                      (IRS Employer

                                of incorporation)                             Number)                           Identification No.)

6490 So. McCarran Boulevard, Building C, Suite 23 Reno, Nevada       89509

                  (Address of Principal Executive Offices)                              Zip Code

Registrant’s telephone number, including area code: (775) 689-7696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Securities

In March 2009 we issued an aggregate 6,510,417 common shares to one accredited investor upon their investment of $10,000 in the current Private Placement.

In April 2009 we issued an aggregate 74,095,745 common shares to thirty accredited investors in payment of $121,300 principal and $18,000 accrued interest on the Series 2000 Convertible Notes (the "Notes").

In May 2009 we issued an aggregate 4,464,286 common shares to one accredited investor upon their investment of $5,000 in the current Private Placement.

In July 2009 we issued an aggregate 116,083,331 common shares to thirty accredited investors in payment of $121,300 principal and $18,000 accrued interest on the Series 2000 Convertible Notes (the "Notes").

In July 2009 we issued an aggregate 23,499,065 common shares to three accredited investors upon their investment of $21,153 in the current Private Placement.

In July 2009 we issued an aggregate 60,096,153 common shares to John W. Whitney, our President, upon conversion of $50,000 accrued interest on unpaid salary into the current private placement.

In October 2009 we issued an aggregate 111,440,000 common shares to thirty accredited investors in payment of $121,300 principal and $18,000 accrued interest on the Series 2000 Convertible Notes (the "Notes").

Since the inception of the extension program of the Notes in September 2008 , the Company has issued 489,617,628 common shares in payment of $622,500 in principal and $90,000 in accrued interest, for a total of $712,500. The extended Notes and accrued interest are payable in approximately 17 quarters, of which five quarterly payments have been made. Based on the Notes presently extended, future quarterly payments in common stock will be $139,300.

On June 1, 2009 individuals listed in the table below were granted a ten year option to acquire the below listed shares at $0.0015 per share. The options vested immediately. The number of options granted was based on the individual’s deferred salary and principal amount of loans made to the Company during the period October 1, 2008 through March 31, 2009 and was calculated at 100,000 shares for each $1,000 of deferred salary and loan principal. In addition, these individuals can convert their deferred salary, loans, or accrued interest into common stock at the closing trade price on the date of conversion or they may convert such amounts into a then current private placement under the terms of the placement applicable on the date of conversion.

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Issuance of shares due upon conversion of deferred salary will be delayed pending the Company receiving adequate funds to pay the related payroll taxes.

		Deferred
		Salary	No. of
		and	Options
	Position	Loans	Granted
John W. Whitney	President	$ 67,500	6,750,000
Duane Rasmussen	Former Vice
	President	66,000	6,600,000
Michael Horsley	Controller	31,500	3,150,000
		$165,000	16,500,000

We issued options to purchase an aggregate of 25,000 shares of common stock to one of our employees in August 2009. The options are exercisable at $0.20 per share and expire in ten years from grant.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Itronics Inc. or executive officers of Itronics Inc., and transfer was restricted by Itronics Inc. in accordance with the requirements of the Securities Act. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

As of October 7, 2009 there were 2,925,774,334 common shares issued and outstanding.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            ITRONICS INC.

(Registrant)

Date: October 12, 2009                                                      By: /S/ John W. Whitney

                                                                                                John W. Whitney

                                                                                                President, Treasurer and Director

                                                                                                (Principal Executive and Financial

                                                                                                Officer)

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